Exhibit 32.1

 Certification of Principal Executive Officer
pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

In connection with the Quarterly Report of PAR Technology Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald H. Foley, Chief Executive Officer & President of the Company, certify pursuant to 18 U.S.C. § 1350, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2017

/s/ Donald H. Foley
Donald H. Foley
Chief Executive Officer & President
(Principal Executive Officer)